                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 SANTA FE GAMING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130

                                 April 10, 1999

Dear Common or Preferred Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of your Company, which will be held at the Pioneer Hotel and Gambling Hall, 2200 South Casino Drive, Laughlin, Nevada 89028, on Friday, April 30, 1999, commencing at 10:00 a.m. (Pacific Daylight Savings Time). We hope that you will be able to attend the Annual Meeting in person and look forward to seeing you.

    At the Annual Meeting:

        Common Stockholders will be asked to (i) elect three directors, who will serve for three-year or two-year terms, as indicated herein, and (ii) ratify the Company's selection of public accountants.

        Preferred Stockholders will be asked to elect two special directors, who will serve for up to one-year and two-year terms as described in the accompanying proxy materials.

    You are requested to give your prompt attention to this matter, which is more fully described in the accompanying proxy materials.

    Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed Common Stock Proxy Card (white card) or Preferred Stock Proxy Card (blue card) in the envelope provided at your earliest convenience.

                                          Sincerely,

                                          Paul W. Lowden
                                          Chairman of the Board
                                          and President

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 1999

                            ------------------------

    The 1999 Annual Meeting of the Stockholders of Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), will be held at the Pioneer Hotel and Gambling Hall, 2200 South Casino Drive, Laughlin, Nevada 89028, on Friday, April 30, 1999, commencing at 10:00 a.m. (Pacific Daylight Savings Time) for the following purposes:

    For Common Stockholders:

    1. To elect three directors, two of whom will serve until the 2002 Annual Meeting of Stockholders and one of whom will serve until the 2001 Annual Meeting of Stockholders, and until their successors are elected and qualified; and

    2. To consider and act upon a proposal to ratify the selection of the Company's public accountants; and

    3. To consider and act upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

    For holders of Exchangeable Redeemable Preferred Stock:

    1. To elect two special directors ("Special Directors"), one to serve a one-year term and one to serve a two-year term, or as described herein.

    Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof as of the close of business on April 8, 1999. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED COMMON STOCK PROXY CARD (WHITE) OR PREFERRED STOCK PROXY CARD (BLUE) IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

    Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their Proxies.

                                          By Order of the Board of Directors

                                          William J. Raggio
                                          Secretary

Las Vegas, Nevada
April 10, 1999

                                PRELIMINARY COPY

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130
                                 (702) 658-4340

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 1999

    This Proxy Statement is first being mailed on or about April 12, 1999 to holders (the "Common Stockholders") of Common Stock, $.01 par value (the "Common Stock"), and holders (the "Preferred Stockholders") of Exchangeable Redeemable Preferred Stock, $.01 par value (the "Preferred Stock"), of Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), of record as of the close of business on April 8, 1999.

    The enclosed proxy for holders of Common Stock (white) (the "Common Stock Proxy") and proxy for holders of Preferred Stock (blue) (the "Preferred Stock Proxy") are solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 1999 Annual Meeting of Stockholders to be held on Friday, April 30, 1999 (the "Annual Meeting"), at 10:00 a.m. (Pacific Daylight Savings Time) at the Pioneer Hotel and Gambling Hall, 2200 South Casino Drive, Laughlin, Nevada, and at any adjournment or postponement thereof. A Common Stock Proxy or Preferred Stock Proxy may be revoked at any time prior to its use by (1) providing written revocation to the Secretary of the Company at its offices, (2) executing and delivering a later dated Proxy or (3) attending the Annual Meeting and voting in person. Shares represented by an unrevoked Proxy will be voted as directed by the stockholder. If no direction is given with respect to a Common Stock Proxy, shares of Common Stock will be voted for the election of the nominees named herein as directors to be elected by the Common Stockholders, for the ratification of the selection of Deloitte & Touche, LLP as the Company's auditors and in the discretion of the proxy holders with respect to any other matters properly presented to the Annual Meeting and at any adjournment or postponement thereof. If no direction is given with respect to a Preferred Stock Proxy, shares of Preferred Stock will be voted for the election of the nominees named herein for Special Directors.

                                 VOTING RIGHTS

    Only Common Stockholders and Preferred Stockholders of record at the close of business on April 8, 1999 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 6,195,356 shares of Common Stock, and 8,856,651 shares of Preferred Stock. The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business by the Common Stockholders at the Annual Meeting. The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding Preferred Stock is necessary to constitute a quorum for the transaction of business by the Preferred Stockholders at the Annual Meeting. Paul W. Lowden, Chairman of the Board and President of the Company, beneficially holds approximately 59.6% of the Common Stock and has advised the Company that his shares will be present and voted at the Annual Meeting. In the event there is not a sufficient number of shares of

Preferred Stock for a quorum or to conduct the vote for Special Directors at the time of the Annual Meeting, the Annual Meeting may be adjourned with respect to the business to be conducted by Preferred Stockholders to permit further solicitation of Preferred Stock Proxies. Each share of Common Stock or Preferred Stock is entitled to one vote in connection with each matter submitted for approval by the Common Stockholders or Preferred Stockholders, as applicable. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter and thus will have the effect of a "No" vote in connection with each matter submitted for stockholder approval. The Company believes that brokers will not have discretionary authority to vote the Preferred Stock they hold with respect to the election of the Special Directors unless instructed by the beneficial owners.

    As indicated above, Paul W. Lowden is the beneficial owner of 4,054,284 shares of Common Stock, or approximately 59.6% of the outstanding Common Stock. Mr. Lowden intends to vote the Common Stock of which he is the record holder for the nominees for election as directors named in this Proxy Statement and for ratification of the selection of Deloitte & Touche LLP as the Company's public accountants. Mr. Lowden has also been advised that the record holders of shares Common Stock of which he is the beneficial owner intend to do the same. Mr. Lowden is also the beneficial owner of 295,100 shares of Preferred Stock, or approximately 3.3% of the outstanding Preferred Stock. Mr. Lowden intends to vote the Preferred Stock of which he is the record holder for the nominees for election as Special Directors named in this Proxy Statement and has been advised that the record holders of shares of Preferred Stock of which he is the beneficial owner intend to do the same.

                          COMMON STOCKHOLDERS' AGENDA
                       PROPOSAL 1: ELECTION OF DIRECTORS

    The authorized number of directors of the Company is six, who are divided into three classes. The Board has nominated James W. Lewis, Paul W. Lowden and William J. Raggio to stand for election by Common Stockholders at the Annual Meeting. The Company's Articles of Incorporation provide that the classes of the Board shall be as nearly equal in number as possible and that at any Annual Meeting the Board may designate one or more directorships that expire at that meeting as a directorship of another class in order to more clearly achieve equality in the number of directors among classes. In accordance with this provision, the Board has designated that Messrs. Lowden and Lewis will stand for election to serve as directors until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and that Mr. Raggio will stand for election to serve as a director until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

    Mr. Raggio is also a director of Las Vegas Sands Inc., which owns the Venetian, a new Las Vegas hotel-casino expected to open shortly. In light of his position as a director of Las Vegas Sands, Inc., if the Venetian commences operations prior to the Annual Meeting, and assuming he remains a director of Las Vegas Sands Inc. at that time, Mr. Raggio may not stand for re-election and, pursuant to the Company's By-Laws, the Board would adopt a resolution, effective as of the election of Common Stock directors at the Annual Meeting, decreasing the authorized number of directors elected by the Common Stockholders from six to five. If Mr. Raggio stands for re-election, he expects that he may resign as a director and officer of the Company within one year from the date the Venetian commences operations. In the event, Mr. Raggio does not stand for election or resigns as a Director and officer of the Company, it is expected he will continue to provide services as a consultant to the Company.

    Upon election of the two Special Directors to be elected by the Preferred Stockholders at the Annual Meeting, the authorized number of directors will be increased by two. The enclosed Common Stock Proxy (white), unless indicated to the contrary, will be voted for the Board's nominees.

    Set forth below is information regarding the directors of the Company:

                       NOMINEE FOR ELECTION AT THE                         FOR TERM TO EXPIRE AT THE
                             ANNUAL MEETING                                     ANNUAL MEETING
-------------------------------------------------------------------------  -------------------------
James W. Lewis...........................................................               2002
Paul W. Lowden...........................................................               2002
William J. Raggio........................................................               2001


                                                                              TERM EXPIRES AT THE
OTHER DIRECTORS                                                                 ANNUAL MEETING
-------------------------------------------------------------------------  -------------------------
Suzanne Lowden...........................................................               2000
John W. Delaney..........................................................               2000
Thomas K. Land...........................................................               2001

    Subject to the information about Mr. Raggio in this section, the Company has been advised by the nominees named herein that such persons are willing to be named as such and are willing to serve as directors if elected. However, if any nominee (other than Mr. Raggio) should be unable to serve as a director, the enclosed Common Stock Proxy may be voted for a substitute nominee selected by the Board in its discretion. The affirmative vote of holders of a plurality of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the election of directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES
                                  LISTED ABOVE

          PROPOSAL 2: RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS

    Subject to ratification by the Common Stockholders at the Annual Meeting, the Board has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1999. Deloitte & Touche LLP has issued its report, included in the Company's Annual Report on Form 10-K, as amended, on the financial statements of the Company for the fiscal year ended September 30, 1998. Deloitte & Touche LLP has served as the Company's public accountants since 1982. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

                         PREFERRED STOCKHOLDERS' AGENDA

    The sole item of business of Preferred Stockholders will be the election of two Special Directors as described below. If for any reason any other matters are properly presented for action by the Preferred Stockholders, the Preferred Stock Proxies solicited hereby confer discretionary authority to vote on such matters.

ELECTION OF SPECIAL DIRECTORS

    The Company has accrued, but not paid, dividends payable on the Preferred Stock since October 1996. Pursuant to the Certificate of Designation of the Preferred Stock, because at least one full dividend payment has been accrued but not paid for two years, the authorized number of directors will be increased by two to eight and the Preferred Stockholders are entitled, as a separate class, to elect two Special Directors to the Board at the Annual Meeting. The Special Directors to be elected by the Preferred Stockholders are in addition to the six authorized directors on the Board, three of whom are nominees for election as directors by the Common Stockholders at the Annual Meeting. The Company's

Articles of Incorporation provide that if holders of Preferred Stock are entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies, the additional directors shall be members in the respective classes in which vacancies are created as a result of the increase in the authorized number of directors, and that directors shall be allocated to the available classes whose terms of office are due to expire at the earliest date to follow such allocation. Accordingly, one Special Director will be elected to the class that expires at the 2000 Annual Meeting of Stockholders and a second Special Director will be elected to the class that expires at the 2001 Annual Meeting of Stockholders, respectively. The Preferred Stockholders' right to elect two Special Directors will continue until all dividend arrearages have been paid, at which time the terms of the Special Directors will terminate and the authorized number of directors on the Board will be reduced by two.

    The Company sent a letter to the record holders of the Preferred Stock advising them of the right of Preferred Stockholders to elect two Special Directors at the Annual Meeting and indicating that Preferred Stockholders who wished to submit potential nominees to stand for election as Special Directors should provide information with respect to the proposed nominees to the Company. The Company received and considered information with respect to twelve potential nominees. The Company was asked to consider four potential nominees by Mr. David Lesser and Hudson Bay Partners, L.P. ("HBP"). Additionally, one other nominee was subsequently nominated by the Hotel Employees and Restaurant International Union (the "Union"). HBP and the Union have pre-existing relationships with the Company, described below, which the Board determined may prevent such nominees from serving the interests of the Preferred Stockholders as a whole and the Company. Two of the other potential nominees have withdrawn from consideration.

    The Board determined that, of the five remaining nominees, Howard E. Foster and Nathan J. Rogers were best qualified to serve the interests of the Preferred Stockholders and the Company and have nominated Messrs. Foster and Roger to stand for election as Special Directors. Mr. Foster beneficially owns 224,982 shares of Preferred Stock, or approximately 2.5% of the outstanding shares, comprised of 42,788 shares owned by him and 182,204 shares owned by Howard Foster and Company, Mr. Foster's registered investment advisor firm. Mr. Foster also has substantial experience working with publicly-held companies as a chief financial officer and a director. Mr. Rogers owns 203,248 shares of Preferred Stock, or approximately 2.3% of the outstanding shares, and has previous experience with gaming companies, including having served as a director of Caesars Palace and on bondholder committees in connection with the bankruptcy cases of Resorts International and the Claridge Hotel in Atlantic City. To the Company's knowledge, none of the other remaining potential nominees owns more than 1% of the outstanding shares of Preferred Stock

    Howard E. Foster and Nathan J. Rogers have been nominated to stand for election as Special Directors by the Preferred Stockholders at the Annual Meeting. Mr. Rogers, if elected, will serve as a Special Director until the 2000 Annual Meeting of Stockholders, and Mr. Foster, if elected, will serve as a Special Director until the 2001 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified, unless the Preferred Stockholders, voting rights are terminated as described above.

    The enclosed Preferred Stock Proxy (blue), unless indicated to the contrary, will be voted for the nominees for Special Directors. The Company has been advised by the nominees for Special Directors that such persons are willing to be named as such and are willing to serve as directors if elected. However, if either nominee should be unable to serve as a director, the enclosed Preferred Stock Proxy may be voted for a substitute nominee selected by the Board in its discretion. Assuming a quorum of the Preferred Stockholders is present at the Annual Meeting, the affirmative vote of holders of a plurality of Preferred Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the election of the nominees for Special Directors.

    The age and principal occupation during the past five years of each of the nominees for Special Director is set forth below:

    HOWARD E. FOSTER

    Howard E. Foster is 54 years old. Since 1980, Mr. Foster has been the President of Howard Foster and Company, an investment advisor firm specializing in small capitalization stocks, turnaround situations and financially distressed companies. Prior to that time, Mr. Foster served as chief financial officer of Associated Products and Bio-Rad Laboratories, and previously worked in the audit, tax and management consulting divisions of Arthur Andersen & Co. Mr. Foster has served on the boards of directors of Bio-Rad Laboratories, Barringer Technologies and Nevada National Bancorporation, where he served as a director elected by preferred stockholders of Nevada National Bancorporation.

    NATHAN J. ROGERS

    Nathan J. Rogers is 82 years old and since 1945 has been a partner in Rogers Bros. Investments. Rogers Bros. Investments owns and manages commercial and residential real estate, such as office buildings, shopping centers and apartment complexes. Mr. Rogers previously served as a director of Caesars Palace. Mr. Rogers also served as a member of the bondholder committees in the bankruptcy cases of Resorts International and the Claridge Hotel in Atlantic City.

    The Hotel Employees & Restaurant Employees International Union (the "Union") has filed with the Securities and Exchange Commission (the "SEC") preliminary proxy materials with respect to the solicitation by the Union of proxies to elect Peter J. Siris and John M. Bradham as the two directors to be elected to the Board by the Preferred Stockholders at the Annual Meeting (the "Union Nominees"). Both Messrs. Siris and Bradham were among the twelve candidates considered for nomination by the Board. Mr. Siris, who according to the Union's preliminary proxy materials owns 67,000 shares of Preferred Stock (or less than 1% of the outstanding), nominated himself and Mr. Bradham, who owns no shares of Preferred Stock, was nominated by Hudson Bay Partners, L.P. ("Hudson Bay"), which owns approximately 31% of the outstanding Preferred Stock. The Union's preliminary proxy materials indicate that it owns seven shares of Common Stock and five shares of Preferred Stock.

    In September 1995, the United States Government filed suit against the Union and its General Executive Board seeking equitable relief under the Racketeer Influenced and Corrupt Organizations (RICO) statute. The complaint alleged that for over 25 years, various members and associates of organized crime groups had exercised influence over the Union and its various constituent entities and that the Union and the General Executive Board conspired to violate Title 18 U.S.C.,
Section 1962(c), in conducting the Union's enterprise through a pattern of racketeering activity. On the date the complaint was filed, the Union and its General Executive Board entered into a Consent Decree with the United States Government which, among other things, permanently enjoined all current and future members of the Union from violating RICO, from knowingly associating with organized crime members or associates or any barred persons, from knowingly permitting any member or associate of any criminal group or any barred person to exercise control or influence over the affairs of the Union and its constituent entities and from interfering with the efforts of anyone effectuating the Consent Decree. Pursuant to the Consent Decree, a monitor was appointed to oversee the affairs of the Union and its various constituent entities, including without limitation local unions. The monitor was originally to have served for an eighteen month term, until March 1997. However, in accordance with the terms of the Consent Decree, in February 1997 the monitor requested an extension of the term based on a showing of probable cause to believe that corruption or influence of organized crime exists in the Union or its constituent entities. The court agreed with the request and granted an extension of the term for 12 months. The monitor's term expired on March 5, 1998.

    The Company's subsidiary, Santa Fe Hotel Inc., is negotiating with the Union's Las Vegas affiliate Local 226 Union and the Teamsters, Operating Engineers, and Bartenders Unions with respect to a collective bargaining agreement covering certain employees at the Santa Fe Hotel and Casino. In the event negotiations fail to result in an agreement, the unions may call a strike.

    Hudson Bay is also a purported holder of approximately $4.7 million of 13 1/2% First Mortgage Bonds (the "13 1/2% Notes") issued by the Company's subsidiary, Pioneer Finance Corp. ("PFC"), and guaranteed by the Company. In November 1998, PFC concluded a consent solicitation in which the holders of approximately 75% of the outstanding 13 1/2% Notes agreed, among other things, to forbear from exercising remedies as a result of a failure to pay outstanding principal amount of the 13 1/2% Notes at the December 1, 1998 maturity date and to vote to accept the PFC plan of reorganization described below, and PFC agreed to file for relief under Chapter 11 of the United States Bankruptcy Code and to seek confirmation of a plan of reorganization that treats the 13 1/2% Notes substantially in the manner described in the consent solicitation materials. Hudson Bay did not deliver consents pursuant to the consent solicitation. In January 1999 Hudson Bay delivered to the Company a proposal for treatment of its 13 1/2% Notes in a manner that was inconsistent with the terms agreed to by the consenting holders that would have permitted Hudson Bay to designate a majority of the Board (and including the two nominees to be elected as Special Directors). The Company advised Hudson Bay that it was reviewing its alternatives and would not take action with respect to Hudson Bay's proposal at that time. Thereafter, Hudson Bay and two other holders who purportedly hold in the aggregate $3.1 million in principal amount of 13 1/2% Notes and who did not provide consents in the consent solicitation delivered demand notices for payment from the Company and filed involuntary bankruptcy petitions against PFC and the Company before the United States Bankruptcy Court for the District of Nevada. The Company's motion to dismiss the involuntary petition filed against the Company was granted by the Court on March 19, 1999. Despite Hudson Bay's proposal, Hudson Bay and David H. Lesser, President and sole stockholder of Hudson Bay, Inc., the general partner of Hudson Bay, in their Schedule 13D filed with the SEC with respect to their ownership of the Preferred Stock indicate that they have acquired the Preferred Stock for "investment purposes" only. The Company has filed a lawsuit against Hudson Bay and Mr. Lesser with respect to securities law violations, including misstatements and omissions in the Schedule 13D filed by them, breach of contract and fraud.

    THE BOARD BELIEVES THAT THE ELECTION OF THE UNION NOMINEES IS NOT IN THE BEST INTEREST OF PREFERRED STOCKHOLDERS AS A WHOLE. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE UNION. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR A LATER DATED AND EXECUTED WHITE PROXY CARD, IN THE ENCLOSED ENVELOPE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
            NOMINEES FOR ELECTION AS SPECIAL DIRECTORS LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following is a list of the current executive officers and directors and the nominees for election to the Board:

NAME                                  NAME POSITION WITH THE COMPANY
------------------------------------  ----------------------------------------------------------------------------
Paul W. Lowden*.....................  Chairman of the Board, President and Chief Executive Officer
Thomas K. Land......................  Director, Senior Vice President and Chief Financial Officer
William J. Raggio*..................  Director, Executive Vice President, Secretary and Corporate Counsel
Suzanne Lowden......................  Director, Executive Vice President
Christopher W. Lowden...............  Executive Vice President
James W. Lewis(1)(2)*...............  Director
John W. Delaney(1)(2)...............  Director
Howard E. Foster**
Nathan J. Rogers**

------------------------

(1) Member of the Audit Committee of the Board.

(2) Member of the Compensation Committee of the Board.

  * Nominees for election as directors to the Board by the Common Stockholders.

 ** Nominees for election as Special Directors to the Board by the Preferred
    Stockholders.

    The age, present position with the Company, and principal occupation during the past five years of each director and executive officer named above is set forth below:

    PAUL W. LOWDEN

    Paul Lowden is 55 years old and has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company's predecessor, Sahara Resorts, from 1982 through September 1993. Mr. Lowden is married to Suzanne Lowden and is Christopher Lowden's father.

    THOMAS K. LAND

    Thomas K. Land is 38 years old and joined the Company in February 1994 as Senior Vice President and Corporate Controller, and was elected Chief Financial Officer of the Company in July 1994. Mr. Land was appointed to the Board in December 1995. Prior to joining the Company, Mr. Land was the Chief Financial Officer of a construction company, where he was employed from 1990 through February 1994. He is a certified public accountant in the State of Pennsylvania.

    WILLIAM J. RAGGIO

    William J. Raggio is 72 years old and has served as a director, Vice President, Secretary and Corporate Counsel of the Company since its formation. Previously, Mr. Raggio held the same positions with Sahara Resorts since 1982. Mr. Raggio is a shareholder and member of the law firm Jones Vargas of Reno, Nevada, general counsel to the Company. Since 1972 he has been a Nevada State Senator. Mr. Raggio is also a director of Sierra Health Services, Inc., a Nevada corporation, and a special director of the Las Vegas Sands, Inc. (the Venetian).

    SUZANNE LOWDEN

    Suzanne Lowden is 46 years old and has served as a director and Executive Vice President of the Company since its formation in September 1993. Mrs. Lowden was also previously a director and Vice President of Sahara Resorts and currently serves as President of Santa Fe Hotel, Inc., a subsidiary of the Company. She currently serves as a director of the Muscular Dystrophy Association. She is also a founding board member of Colonial Bank (formerly Commercial Bank of Nevada). Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. Mrs. Lowden is married to Paul W. Lowden.

    CHRISTOPHER W. LOWDEN

    Christopher W. Lowden is 34 years old and has served as Executive Vice President of Operations since September 1995. Mr. Lowden served as President of Sahara Development Group from April 1991 through September 1995. Mr. Lowden is Paul W. Lowden's son.

    JAMES W. LEWIS

    James W. Lewis is 72 years old and has served as a director of the Company since its formation in September 1993. Mr. Lewis served as a director of Sahara Resorts from 1983 to September 1993. Mr. Lewis is associated with the Corporate Finance Department of Westamerica Investment Group and has prior associations with F.L. Bryant & Co., Inc., Van Kasper & Co. and Bateman Eichler, Hill Richards, Incorporated.

    JOHN W. DELANEY

    John W. Delaney is 50 years old and has served as a director of the Company since January 1997, when he was appointed to fill a vacancy on the Board. He was elected to his current term in February 1997. Mr. Delaney is currently President and Chief Executive Officer of CityFed Mortgage Co., a mortgage banking firm, where he has been employed since 1978.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended September 30, 1998 the Board held seven meetings. Each director attended all of the meetings of the Board and all meetings of any committees of which he or she was a member.

    The Board has standing Audit and Compensation Committees but does not have a Nominating Committee. The Audit Committee and the Compensation Committee held three meetings during fiscal year 1998. Memberships in the various committees are determined by action of the full Board. The function of the Audit and Compensation Committees and their membership are described below.

    The Audit Committee meets periodically with the Company's independent public accountants, management and internal auditors to discuss the principal accounting policies and accounting controls, approves the scope and proposed fees for the annual audit, reviews the results of the annual audit directly with the Company's independent public accountants and recommends to the full Board which firm of accountants should be selected as the Company's independent public accountants. The independent public accountants and the internal auditors have complete access to the Audit Committee without management present to discuss results of their audit, their opinions on the adequacy of internal controls, quality of financial reporting and other accounting and auditing matters. The Audit Committee is composed of James W. Lewis and John W. Delaney, neither of whom is an officer or employee of the Company.

    The Compensation Committee establishes compensation for the executive officers of the Company, administers the 1993 Key Employee Stock Option Plan (the "1993 Plan") and the Subsidiary Plans (as defined under "Executive Compensation and Other Information"), authorizes grants of options and sales of shares under the 1993 Plan and Subsidiary Plans and recommends to the full Board any modifications to the 1993 Plan and Subsidiary Plans. See below for information regarding the 1993 Plan and the Subsidiary Plans. The Compensation Committee is composed of James W. Lewis and John W. Delaney.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or its affiliates receive $24,000 annually and $1,000 per Board meeting attended, $800 per Committee meeting attended as a member and $900 per Committee meeting attended as Chairman.

    Additionally, upon first being elected to the Board, each non-employee director receives options to purchase 12,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options are fully vested at the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the American Stock Exchange. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

    Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during fiscal year 1998, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

    Section 78.751 of Chapter 78 of the Nevada Revised Statutes and the Company's Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the fullest extent legally permissible under the general corporation law of Nevada. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement reasonably incured or suffered by such person in connection therewith.

    The Company's Bylaws also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

                         BENEFICIAL OWNERSHIP OF SHARES

    The following sets forth information regarding beneficial ownership of the Common Stock and the Preferred Stock, as of April 8, 1999, by: (i) each person known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock; (ii) each director and nominee for director or Special Director of the Company; and (iii) all directors and officers of the Company as a group.

                                                                 SHARES OF                       SHARES OF
NAME OF BENEFICIAL OWNER                                      COMMON STOCK(2)   PERCENT(2)   PREFERRED STOCK(2)   PERCENT(2)
------------------------------------------------------------  ---------------   ----------   ------------------   ----------
Paul W. Lowden(1)...........................................    4,054,284(3)      59.58%          295,100(4)         3.33%
William J. Raggio...........................................       17,972(5)       *                4,815(6)         *
James W. Lewis..............................................       13,750(5)       *               --                --
Suzanne Lowden..............................................        4,792(7)       *                2,524(8)         *
Thomas K. Land..............................................       69,175(9)       1.02%               1,000         *
Christopher W. Lowden.......................................      81,100(10)       1.19%               1,400         *
John W. Delaney.............................................       13,750(5)       *               --                --
Nathan J. Rogers**..........................................          10,000       *                 203,248         2.29%
Howard E. Foster**..........................................        --             --            224,982(11)         2.54%
Hudson Bay Partners/
 David H. Lesser IRA Group..................................        --             --          2,755,400(12)        31.11%
All Directors and Officers as a group
 (7 persons)................................................   4,264,823(13)      62.67%             733,069         8.28%

------------------------

 *  Less than 1%

**  Nominee for Special Director

(1) The address for Paul W. Lowden is c/o Santa Fe Gaming Corporation, P.O. Box 4335, Las Vegas, Nevada 89127.

(2) The shares owned by each person, or by the group, and the percentage owned (where such percentage exceeds 1%) have been computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(3) Includes 671,101 shares held by LICO, a Nevada corporation which is wholly owned by Mr. Paul W. Lowden. Of such shares 359,510 may be acquired upon the exercise of outstanding stock options. During the fiscal year 1998, options to purchase 279,510 shares of Common Stock were granted to Mr. Paul W. Lowden.

(4) Includes 92,041 shares held by LICO. Excludes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mrs. Lowden reflected in the table.

(5) Of such shares, 12,500 may be acquired upon the exercise of outstanding stock options.

(6) Includes 16 shares held by Mr. Raggio's wife, as to which Mr. Raggio disclaims beneficial ownership.

(7) Includes 4,521 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Paul W. Lowden reflected in the table.

(8) Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Paul W. Lowden reflected in the table.

(9) Of such shares, 68,175 may be acquired upon the exercise of outstanding stock options. During fiscal year 1998, options to purchase 55,675 shares of Common Stock were granted to Mr. Land.

(10) Of such shares, 68,175 may be acquired upon the exercise of outstanding stock options. During fiscal year 1998, options to purchase 54,425 shares of Common Stock were granted to Mr. Christopher Lowden.

(11) Includes (a) 17,778 shares held by Howard Foster and Company Profit Sharing Trust for which Mr. Foster is the trustee and (b) 182,204 shares held by Howard Foster and Company on behalf of its clients and for which Mr. Foster shares voting and investment power.

(12) The information set forth is based on a Schedule 13D filed by Hudson Bay Partners, L.P. ("Hudson Bay") and David H. Lesser, as beneficiary of the David H. Lesser IRA--Rollover IRA (the "Lesser IRA"), with the SEC on January 29, 1999, as amended by Amendment No. 1 filed on February 8, 1999, Amendment No. 2 filed on March 9, 1999 and Amendment No. 3 filed on March 16, 1999 (the "Schedule 13D"), that identifies such filing persons as a "group" as defined in Section 13(d)(3) of the Exchange Act. The Schedule 13D indicates that (a) the address of Hudson Bay and Mr. Lesser is 237 Park Avenue, Suite 900, New York, New York 10017; (b) Hudson Bay is a Delaware limited partnership of which Hudson Bay Partners, Inc., a New York corporation, is the general partner (the "General Partner"); (c) Mr. Lesser is the President, sole director and sole shareholder of the General Partner;
    (d) Hudson Bay beneficially owns 2,755,400 shares of Preferred Stock, over which it has shared voting and dispositive power with Mr. Lesser; (e) the Lesser IRA beneficially owns 2,787,400 shares of Preferred Stock, of which it has sole voting and dispositive power over 32,000 shares and shared voting and dispositive power over 2,755,400 shares with Mr. Lesser; (f) Mr. Lesser expressly disclaims beneficial ownership of any shares of Preferred Stock not directly owned by him; (g) Hudson Bay is the record and beneficial owner of 53,600 shares of common stock, and (h) that the filing persons proposed one of the Union Nominees.

(13) Of such shares, 609,535 may be acquired upon the exercise of outstanding stock options.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

    Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 1998, 1997 and 1996 of those persons who were, as of September 30, 1998, (i) the Chief Executive Officer and (ii) the only other executive officer of the Company whose total annual salary and bonus exceeded $100,000 during fiscal year 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             ANNUAL COMPENSATION
                                                                       --------------------------------
                                                                                           OTHER ANNUAL    ALL OTHER
                                                              FISCAL    SALARY    BONUS    COMPENSATION   COMPENSATION
NAME AND PRINCIPAL POSITION                                    YEAR      ($)       ($)        ($)(1)         ($)(2)
------------------------------------------------------------  ------   --------  --------  ------------   ------------
Paul W. Lowden..............................................   1998    $550,000  $550,000(3)   --           $52,794
  President, Chairman                                          1997    $550,000  $200,000    --             $53,124
  of the Board and CEO                                         1996    $503,269  $200,000    --             $16,958

Thomas K. Land..............................................   1998    $174,676  $ 15,000    --             $ 4,041
  Senior Vice President                                        1997    $138,704  $ 10,000    --             $ 2,664
  and Chief Financial Officer                                  1996    $130,000  $ 10,000    --             $ 2,469

------------------------

(1) The Company provides automobiles to its senior executives and provides such persons complimentary privileges at the restaurants and bars of the Company's hotel-casinos. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry the Company believes the value of any such personal benefits is less than $50,000 in the case of Mr. Lowden and 10% of the total of salary and bonus in the case of Mr. Land.

(2) "All Other Compensation" in fiscal year 1998 consists of payments of life insurance premiums by the Company in the amounts of $50,272 and $2,123 for Messrs. Paul W. Lowden and Thomas K. Land, respectively, and Company matching contributions to the Retirement Savings 401(k) Plan.

(3) Of such amount, $200,000 was paid in cash as a bonus for fiscal year 1998, and $350,000 was paid in fiscal year 1998 through the offset, in part, of a loan owed to the Company by a company wholly owned by Mr. Lowden, pursuant to a compensation arrangement approved by the Compensation Committee in connection with the sales by the Company of the Hacienda Resort Hotel and Casino and the Sahara Hotel and Casino in September and October 1995, respectively. See "Certain Compensation Arrangements with Mr. Lowden."

    CERTAIN COMPENSATION ARRANGEMENTS WITH MR. LOWDEN. As previously disclosed by the Company, the Compensation Committee approved payment in fiscal year 1998 of a $600,000 bonus (the "Fiscal Year 1998 Bonus") to Mr. Lowden in connection with the sales by the Company of the Hacienda Resort Hotel and Casino (the "Hacienda") and the Sahara Hotel and Casino (the "Sahara") in September and October, 1995, respectively. Additionally, in fiscal year 1998 Mr. Lowden was entitled to a fee (the "Personal Guarantee Fee") from the Company of $100,000 for personal guarantees issued by Mr. Lowden for certain Company financing arrangements. In January 1998, the Fiscal Year 1998 Bonus and the Personal Guarantee Fee were satisfied through an offset against a loan owed by LICO, a Nevada corporation wholly owned by Mr. Lowden ("LICO"), to the Company which had an outstanding balance of approximately $700,000 at the date of satisfaction. In December 1998, at the request of Mr. Lowden, the Company's payment of $350,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $350,000, together with interest thereon from

January 1998, was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the offset of the outstanding $350,000 obligation of LICO to the Company.

    EMPLOYMENT AGREEMENT WITH MR. LAND. The Company and Thomas K. Land are parties to an employment agreement entered into as of October 1, 1998, as amended, which has a term of one year, subject to earlier termination in accordance with its terms and to automatic renewal if the Company does not provide to Mr. Land a notice that it intends not to renew the agreement. If the Company elects not to renew the agreement, it must pay to Mr. Land a lump sum payment equal to one-half of his annual base salary.

    Pursuant to the agreement, Mr. Land is entitled to receive a minimum annual base salary of $185,000. The agreement also provides that Mr. Land may participate in any employee benefit plans, including bonus plans, of the Company. Pursuant to the employment agreement, as a result of certain events related to the Company's subsidiary, Pioneer Finance Corp., and its 13 1/2% First Mortgage Bonds due December 1, 1998, Mr. Land is entitled to payment by the Company in the amount equal to one-half of his current annual base salary. Upon the occurrence of certain other events, including the transfer of substantially all of the assets of the Company or the failure by Mr. Paul W. Lowden to own at least 50% of the outstanding Common Stock, the agreement will terminate and Mr. Land will be entitled to receive a lump sum payment in an amount equal to one-half of his annual base salary plus other benefits that would have been otherwise payable under the employment agreement.

STOCK OPTION PLAN

    The Company's 1993 Key Employee Stock Option Plan provides for the grant of options with respect to an aggregate of 619,375 shares of the Common Stock to key employees as determined by the Compensation Committee. During fiscal year 1998, Messrs. Paul W. Lowden, Thomas K. Land and Christopher Lowden received options for 279,510, 55,675 and 54,425 shares of the Common Stock, respectively, at an exercise price of $1.00 per share, the fair market value of the Common Stock on the date of grant. No other stock options were awarded to, and no stock options were exercised by, the Named Executive Officers in fiscal year 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                  POTENTIAL
                                                                                                                  REALIZABLE
                                                             INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                                                         --------------------------                              ANNUAL RATES
                                                         NUMBER OF     % OF TOTAL                              OF STOCK PRICES
                                                         SECURITIES     OPTIONS                                  APPRECIATION
                                                         UNDERLYING    GRANTED TO     EXERCISE                 FOR OPTION TERM
                                                          OPTIONS     EMPLOYEES IN    OR BASE    EXPIRATION   ------------------
                                                         GRANTED(1)  FISCAL YEAR(2)    PRICE        DATE       5%($)     10%($)
                                                         ---------   --------------   --------   ----------   --------  --------
Paul W. Lowden.........................................   279,510        62.4%         $1.00      2/21/08     $433,612  $659,070

Thomas K. Land.........................................    55,675        12.4%         $1.00      2/21/08     $ 86,370  $131,279

------------------------

(1) The options vest at a rate of 33.3% on each anniversary of the date of grant.

(2) An aggregate of 447,785 stock options were granted to Company employees in fiscal year 1998.

1998 SUBSIDIARY STOCK OPTION PLANS

    The Company and certain of its subsidiaries, Santa Fe Hotel Inc., Sahara Las Vegas Corp., and Pioneer Hotel Inc. (collectively, the "Subsidiaries"), have adopted various subsidiary stock option plans (the "Subsidiary Plans"). The Subsidiary Plans provide for the grant of options by each of the Subsidiaries with respect to an aggregate of up to 10% of the outstanding shares of such Subsidiary's common stock to employees, non-employee directors, consultants or affiliates of the Company or the Subsidiaries. The purpose of the Subsidiary Plans is to enable the Subsidiaries, the Company and any subsidiaries of the Company or Subsidiaries to attract, retain and motivate their employees, non-employee directors, consultants and affiliates by providing for or increasing the proprietary interest of such persons in the Subsidiaries. Certain of the agreements under which the Company's long-term debt is issued provide that if the Company ceases to own, directly or indirectly, 100% of the outstanding capital stock of specified Subsidiaries, an event of default will occur or an offer to repurchase the debt must be made. As a result, the Subsidiary Plans provide that options granted under the Subsidiary Plans may not be exercised if the exercise would result in a default, or require an offer to repurchase the outstanding debt, under any agreement with respect to long-term debt of the Company or any of its Subsidiaries. As of January 22, 1999, no options had been granted under any Subsidiary Plans.

SAVINGS PLAN

    The Company has adopted a savings plan qualified under Section 401(k) of the Internal Revenue Code (the "Savings Plan"). The Savings Plan covers substantially all employees, including the Company's executive officers. Employee contributions to the Savings Plan are discretionary. The Savings Plan allows eligible employees to contribute, on a pre-tax basis, up to 6% of their gross salary to the plan. The Company matches 25% of such employee contributions made. Employees may also contribute, on a pre-tax basis, up to an additional 9% of their gross salary, and, on a post-tax basis, up to an additional 10% of their salary. Such contributions are not matched by the Company. The matching expense in fiscal year 1998 was $11,949 of which $2,524, $2,557 and $1,918 was contributed by the Company to the accounts of Messrs. Lowden, Land and all other executive officers as a group, respectively, as matches for employee contributions made.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    It is the responsibility of the Compensation Committee to establish and review the Company's executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board concerning matters of executive compensation. This report is provided by the Compensation Committee of the Board to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The Compensation Committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate base salary and annual bonus with the Company's annual and long-term goals, reward exceptional performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee believes that in order to align the financial interest of the Company's executives with that of its stockholders, a portion of its executives' compensation should be tied to the achievement of long-term performance criteria. Performance criteria considered by the Committee reflect Company strategies. The Committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies. The Company has granted stock options in the past to certain executives to similarly align their performance with Company strategies. The Company also maintains certain executive benefits that are considered necessary to offer fully competitive opportunities to its executives. A description of these programs are included in the table under the Executive Compensation section of this proxy statement.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee established Mr. Lowden's annual base salary and annual incentive bonus based upon a review of compensation paid by similar casino and gaming companies together with an evaluation of the Company's results for fiscal year 1997. Mr. Lowden's base salary and annual bonus were not increased in fiscal year 1998. The Compensation Committee granted Mr. Lowden stock options in fiscal year 1998, in connection with grants to other key employees.

    In evaluating the performance of Mr. Lowden, the Compensation Committee has considered performance measures that support Company strategies. The Company's strategy since 1995 has focused on reducing its investment in real estate on the Las Vegas Strip, strengthening its balance sheet and positioning itself for improved operations through expanded presence in the local gaming market. The Compensation Committee has previously acknowledged the contributions of Mr. Lowden in negotiating the sale of the Hacienda and the Sahara in 1995 and also has recognized Mr. Lowden's foresight in acquiring real estate on the Las Vegas Strip and in Southeast Las Vegas, in anticipation of growing local gaming market opportunities to provide the Company future growth potential.

    During fiscal year 1998, under the direction of Mr. Lowden, the Company's revenues grew to $112.8 million from $104.9 million in fiscal year 1997 and cash flow generated from operations increased to $27.2 million, compared to $22.5 million in fiscal year 1997. This improvement occurred despite operating difficulties caused by the ongoing intensive competitive environment in the Laughlin market and in the locals market in Las Vegas, Nevada. Furthermore, the Compensation Committee acknowledges Mr. Lowden's continuing contributions to the Company's efforts with respect to debt reduction and possible future developments. Based on these considerations the Compensation Committee approved Mr. Lowden's compensation package for fiscal year 1998, which provided for an annual base salary of $550,000. Additionally, in recognition of Mr. Lowden's efforts, the Compensation Committee approved a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal year 1999.

COMPENSATION COMMITTEE MEMBERS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION

    The members of the Compensation Committee are non-employee directors. The Committee members are James W. Lewis and John W. Delaney. Neither Mr. Lewis nor Mr. Delaney has been an officer of the Company or any of its subsidiaries, has no relationship requiring disclosure under Item 404 of Regulation S-K nor has an "interlocking" relationship with Company executives.

                                          Compensation Committee:

                                          James W. Lewis
                                          John W. Delaney

PERFORMANCE GRAPH

    The graph below provides a comparison of the cumulative total stockholder return of the Company with the Standard & Poor's 500 Composite Stock Index and the Dow Jones Entertainment & Leisure-- Casinos Index. This graph assumes the investment of $100 on September 30, 1993 in the Company and the two indices mentioned above with reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SANTA FE

                     GAMING                    DOW JONES
                CORPORATION    S & P 500         CASINOS
9/93                $100.00      $100.00         $100.00
9/94                 $24.19      $103.69          $67.63
9/95                 $15.59      $134.53          $97.24
9/96                  $8.33      $161.89         $109.17
9/97                  $4.03      $227.37         $111.60
9/98                  $2.69      $247.93          $58.33

INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30

Fiscal 1994-1998
The Company declared a 25% stock dividend in the second quarter of fiscal 1994.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    The following is a description of certain transactions during fiscal year 1998 in which officers and directors of the Company and its affiliates or families had a direct or indirect interest.

    Jones Vargas, a Nevada law firm of which William J. Raggio is a shareholder and a member, is paid a retainer fee of $120,000 per year. The Company paid Jones Vargas approximately $218,000, including retainers, for its services during fiscal year 1998.

    In November 1993, Mr. Lowden and Bank of America entered into a personal loan agreement, secured by a pledge of substantially all of the Common Stock owned by Mr. Lowden. Mr Lowden has advised the Company that he repaid the entire loan balance in July 1998.

    In fiscal years 1993 and 1992 Hacienda Hotel Inc.'s predecessor made loans to LICO, which provided entertainment services to the Hacienda and the Sahara, in the aggregate amount of $476,000. In January 1998, the loans to LICO were satisfied through an offset against the Fiscal Year 1998 Bonus and the Personal Guarantee Fee. In December 1998, at the request of Mr. Lowden, the Company's payment of $350,000 of the Fiscal Year Bonus and the Personal Guarantee Fee which satisfied, in part, the loan to LICO was rescinded, and LICO's obligation to pay the Company $350,000, together with interest thereon from January 1998, was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the offset of the outstanding $350,000 obligation of LICO to the Company.

                        PARTICIPANTS IN THE SOLICITATION
                       FOR ELECTION OF SPECIAL DIRECTORS

    Under applicable regulations of the Securities and Exchange Commission, the Company and each of the directors and nominees for Special Director of the Company are deemed to be "participants" in the Company's solicitation of Preferred Stock Proxies with respect to the election of the Special Directors. The following sets forth certain additional information regarding the Company's directors and Special Director nominees.

TRANSACTIONS IN THE COMPANY'S SECURITIES IN THE LAST TWO YEARS

    Listed below with respect to each director of the Company and the Board of Directors' two nominees for Special Director is information with respect to transactions of such persons in the Common Stock and Preferred Stock since April 8, 1997.

                                           NUMBER OF SHARES OF  NUMBER OF SHARES OF
                                              COMMON STOCK        PREFERRED STOCK      DATE OF
NAME                                        PURCHASED (SOLD)     PURCHASED (SOLD)    TRANSACTION
-----------------------------------------  -------------------  -------------------  -----------
Nathan J. Rogers.........................           10,000                              5/22/98
                                                                         25,000         5/18/98
                                                                         10,000         5/29/98
                                                                         35,000         7/29/98
                                                                         10,000         7/30/98
                                                                         20,000         9/28/98

Howard E. Foster.........................               --              (52,369)       12/09/97
                                                                         52,370        12/09/97
                                                                         67,500        12/23/97
                                                                         (6,526)        1/05/98
                                                                        (20,001)       12/30/98

Suzanne Lowden(1)(2).....................          (11,178)                             7/18/97
                                                    (6,250)                             7/22/97

                                           NUMBER OF SHARES OF  NUMBER OF SHARES OF
                                              COMMON STOCK        PREFERRED STOCK      DATE OF
NAME                                        PURCHASED (SOLD)     PURCHASED (SOLD)    TRANSACTION
-----------------------------------------  -------------------  -------------------  -----------

Christopher W. Lowden(3).................           46.144                              4/14/97
                                                    48.066                              4/21/97
                                                    46.144                              5/06/97
                                                    24.236                              5/19/97
                                                    29.131                              6/09/97
                                                    30.681                              6/23/97
                                                                          (493)         7/02/97
                                                    31.011                              7/08/97
                                                   19.8896                              2/04/98
                                                   10.4493                              2/18/98
                                                   13.1091                              3/02/98
                                                   17.7477                              3/19/98
                                                    23.072                              3/30/98
                                                   17.7477                              4/15/98
                                                    23.072                              4/30/98
                                                   24.4406                              5/11/98
                                                   20.0277                              5/26/98
                                                   20.0277                              6/08/98
                                                   24.4406                              6/29/98
                                                   26.4925                              7/07/98
                                                   31.0844                              7/17/98
                                                   25.2948                              7/30/98
                                                   32.6822                              8/17/98
                                                   34.7097                              8/27/98
                                                   37.0053                              9/11/98
                                                   37.0053                              9/24/98
                                                       354                             10/01/98
                                                   42.6464                             10/08/98
                                                   37.0053                             10/22/98
                                                   42.6464                             11/04/98
                                                   39.6036                             11/18/98
                                                   68.8385                             12/04/98
                                                       300                             12/07/98
                                                       100                             12/08/98
                                                       600                             12/09/98
                                                     1,500                             12/14/98
                                                   68.8385                             12/16/98
                                                       800                             12/28/98
                                                       800                             12/28/98
                                                   97.7953                             12/31/98
                                                       800                              1/04/99
                                                       800                              1/12/99
                                                       300                              1/20/99
                                                     1,700                              1/20/99
                                                       800                              2/04/99
                                                       800                              2/23/99

Thomas K. Land...........................            1,000                              5/27/98
                                                                          1,000         5/27/98

------------------------

(footnotes following)

                                           NUMBER OF SHARES OF  NUMBER OF SHARES OF
                                              COMMON STOCK        PREFERRED STOCK      DATE OF
NAME                                        PURCHASED (SOLD)     PURCHASED (SOLD)    TRANSACTION
-----------------------------------------  -------------------  -------------------  -----------

Paul W. Lowden(1)(2)(3)..................                                 3,161         7/08/97
                                                                         (3,161)        7/08/97
                                                                          3,900        12/09/98
                                                                          5,000        12/09/98
                                                                            200        12/10/98
                                                                            900        12/11/98
                                                                          5,000         2/26/99
                                                    169.22                              4/14/97
                                                     42.30                              4/14/97
                                                    10,000                              4/17/97
                                                    10,000                              5/27/97
                                                     2,000                              7/07/97
                                                   (11,178)                             7/08/98
                                                    11,178                              7/08/97
                                                     2,000                              7/11/97
                                                     2,000                              7/17/97
                                                     5,000                              7/17/97
                                                     6,250                              7/22/97
                                                     5,000                             10/21/97
                                                   (60,000)                            12/31/97
                                                    149.20                              1/11/98
                                                     37.30                              1/11/98
                                                   116,650                              1/21/98
                                                   162,860                              1/21/98
                                                     78.38                              1/25/98
                                                     19.59                              1/25/98
                                                     98.34                              2/08/98
                                                     24.58                              2/08/98
                                                    133.13                              2/22/98
                                                     33.28                              2/22/98
                                                    110.94                              3/08/98
                                                     27.73                              3/08/98
                                                    133.13                              4/15/98
                                                     33.28                              4/15/98
                                                   173.072                              4/30/98
                                                    43.264                              4/30/98
                                                   183.339                              5/11/98
                                                     45.83                              5/11/98
                                                   150.236                              5/26/98
                                                    37.555                              5/26/98
                                                   150.236                              6/08/98
                                                    37.555                              6/08/98
                                                   183.339                              6/29/98
                                                     45.83                              6/29/98
                                                    60,000                              7/06/98

------------------------

(footnotes following)

                                           NUMBER OF SHARES OF  NUMBER OF SHARES OF
                                              COMMON STOCK        PREFERRED STOCK      DATE OF
NAME                                        PURCHASED (SOLD)     PURCHASED (SOLD)    TRANSACTION
-----------------------------------------  -------------------  -------------------  -----------
Paul W. Lowden (continued)                           91.06                              7/07/98
                                                     27.31                              7/07/98
                                                     4,000                             10/28/98
                                                       800                             11/02/98
                                                       200                             11/04/98
                                                       100                             11/04/98
                                                     4,900                             11/05/98
                                                    10,000                             11/10/98
                                                    10,000                             11/12/98
                                                    89,750                             11/17/98
                                                    10,000                             11/19/98
                                                       600                             11/27/98
                                                     9,000                             11/27/98
                                                     4,400                             11/30/98
                                                    20,000                             11/30/98
                                                     5,000                             12/01/98
                                                     5,000                             12/01/98
                                                     1,000                             12/01/98
                                                     1,600                             12/02/98
                                                     4,000                             12/02/98
                                                     3,400                             12/03/98
                                                     5,000                             12/04/98
                                                     5,000                             12/07/98
                                                     3,000                             12/18/98
                                                       200                             12/18/98
                                                     1,300                             12/21/98
                                                     3,100                             12/22/98
                                                     1,200                             12/23/98
                                                       400                             12/23/98
                                                       400                             12/24/98
                                                       100                             12/28/98
                                                     5,000                             12/28/98
                                                       400                             12/28/98
                                                   (25,000)                            12/28/98
                                                       400                             12/29/98
                                                     4,500                             12/30/98
                                                  412.0762                              1/14/99
                                                  366.3055                              1/29/99
                                                    13,300                              1/29/99
                                                     1,500                              2/02/99
                                                     5,000                              2/02/99
                                                     5,000                              2/02/99
                                                     1,800                              2/03/99
                                                     1,000                              2/03/99
                                                     2,000                              2/04/99
                                                     5,000                              2/04/99
                                                     1,500                              2/04/99
                                                     3,000                              2/04/99

------------------------

(footnotes following)

                                           NUMBER OF SHARES OF  NUMBER OF SHARES OF
                                              COMMON STOCK        PREFERRED STOCK      DATE OF
NAME                                        PURCHASED (SOLD)     PURCHASED (SOLD)    TRANSACTION
-----------------------------------------  -------------------  -------------------  -----------
Paul W. Lowden (continued)                           5,000                              2/05/99
                                                     3,000                              2/05/99
                                                     2,800                              2/08/99
                                                       800                              2/09/99
                                                     1,000                              2/10/99
                                                  299.6814                              2/11/99
                                                     1,100                              2/11/99
                                                       400                              2/11/99
                                                     3,900                              2/16/99
                                                    14,900                              2/16/99
                                                     9,900                              2/17/99
                                                     5,000                              2/17/99
                                                    10,000                              2/18/99
                                                     1,800                              2/22/99
                                                     3,200                              2/23/99
                                                     6,000                              2/24/99
                                                     1,000                              2/25/99
                                                     1,000                              2/25/99
                                                  329.6861                              2/26/99
                                                     5,000                5,000         2/26/99
                                                     1,500                              3/02/99
                                                    16,000                              3/02/99
                                                    30,400                              3/03/99
                                                     1,900               11,000         3/04/99
                                                       500                5,000         3/08/99
                                                     3,800               30,000         3/09/99
                                                    12,100               51,100         3/10/99
                                                                         20,000         3/10/99
                                                     1,500                2,100         3/12/99
                                                                         11,800         3/15/99
                                                     3,500                5,000         3/16/99

------------------------

(1) On July 8, 1997, Paul W. Lowden and Suzanne Lowden jointly transferred 11,178 shares of Common Stock at cost to LICO.

(2) On July 22, 1997, Suzanne Lowden individually transferred 6,250 shares of Common Stock at cost to LICO.

(3) Fractional shares listed for Christopher W. Lowden and Paul W. Lowden are the result of allocations of bulk purchases made by the plan administrator for the Company's Retirement Savings 401(k) plan.

    Messrs. John W. Delaney, James W. Lewis and William J. Raggio did not have any transactions in the Common Stock or Preferred Stock since April 8, 1997.

CERTAIN INFORMATION

    Except as disclosed elsewhere in this Proxy Statement, to the knowledge of the Company none of the Company's directors or nominees for Special Director:
(i) owns of record any securities of the Company that are not also beneficially owned by them; (ii) is, or was within the past year, a party to any contract, arrangement or understandings with any person with respect to the securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (iii) has any substantial interest, direct or indirect by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting; (iv) beneficially owns any securities of any subsidiary of the Company; or (v) borrowed any funds to purchase any securities set forth under "Transactions in the Company's Securities in the Last Two Years." Except as disclosed elsewhere in this Proxy Statement, to the knowledge of the Company, none of the Company's directors or nominees for Special Director nominees nor any of their associates has any arrangement or understanding with any person with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since April 8, 1997 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                                 ANNUAL REPORT

    The Annual Report of the Company for fiscal year 1998, including the Company's Annual Report on Form 10-K for fiscal year 1998 without the exhibits thereto, has been mailed to Common Stockholders and Preferred Stockholders of record at the close of business on April 8, 1999. The Company's Annual Report on Form 10-K was amended by Form 10-K/A filed with the SEC on January 28, 1999 (the "10-K/A"). The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for fiscal year 1998 and the 10-K/A upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to Thomas K. Land, Senior Vice President and Chief Financial Officer, Santa Fe Gaming Corporation, 4949 North Rancho Drive, Las Vegas, Nevada 89130.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2000 Annual Meeting must set forth such proposal in writing and file it with the Secretary of the Company on or before December 13, 1999. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its proxy solicitation materials for the 2000 Annual Meeting. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

                            SOLICITATION OF PROXIES

    The cost of this solicitation shall be borne by the Company. Proxies may be solicited by mail, telephone or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

    The Company has also retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of Preferred Stock Proxies only. Pursuant to the Company's agreement with D.F. King, it will provide various proxy advisory and solicitation services for the Company at a cost of approximately $10,000 plus reasonable out-of-pocket expenses. Although no precise estimate can be made at this time, the Company anticipates that the aggregate amount to be spent by the Company in connection with the solicitation of Preferred Stock Proxies by the Company will be approximately $40,000, of which approximately $15,000 has been incurred to date. This amount includes legal fees, printing costs and the fees payable to D.F. King, but excludes (i) the salaries and fees of officers, directors, and employees of the Company and (ii) the normal expenses of an uncontested election. The aggregate amount to be spent will vary depending on, among other things, any developments that may occur in the the proxy (consent) contest discussed herein.

                                 OTHER BUSINESS

    The Board does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors

                                          William J. Raggio
                                          SECRETARY

April 10, 1999

                               COMMON STOCK PROXY
                          SANTA FE GAMING CORPORATION

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1999

    COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        SANTA FE GAMING CORPORATION

     The undersigned hereby appoints Paul W. Lowden, William J. Raggio and Thomas K. Land, and each of them, as proxies, with full power of substitution to vote any and all shares of Common Stock, $.01 par value, of Santa Fe Gaming Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. P.D.T. on Friday, April 30, 1999 at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, NV 89028, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of record as of April 8, 1999 will be entitled to vote at this annual meeting.

          (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)
-------------------------------------------------------------------------------

   [X] PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE USING DARK
       INK ONLY.

                                                         WITHHOLD
                                                         AUTHORITY
                                         FOR            TO VOTE FOR
1. ELECTION OF DIRECTORS                 / /               / /

   NOMINEES: PAUL W. LOWDEN
             JAMES W. LEWIS
             WILLIAM J. RAGGIO

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

--------------------------------------------------------

2. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS,
   DELOITTE & TOUCHE LLP.

             FOR           ABSTAIN           AGAINST
             / /             / /               / /

IF THE INSTRUCTIONS DON'T PROVIDE OTHERWISE, SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S PUBLIC ACCOUNTANTS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                         Date:           , 1999
-------------------------   --------------------------        -----------
Signature (title, if any)   Signature, if held jointly

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.

                             PREFERRED STOCK PROXY
                          SANTA FE GAMING CORPORATION

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1999

                PREFERRED STOCK PROXY SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF SANTA FE GAMING CORPORATION

    The undersigned hereby appoints Paul W. Lowden, William J. Raggio and Thomas K. Land, and each of them, as proxies, with full power of substitution to vote any and all shares of Exchangeable Redeemable Preferred Stock, $.01 par value, (the "Preferred Stock"), of Santa Fe Gaming Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. P.D.T. on Friday, April 30, 1999 at the Pioneer Hotel and Gambling Hall, 2200 South Casino Drive, Laughlin, NV 89028, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of record of Preferrred Stock as of April 8, 1999 will be entitled to vote with respect to the election of Special Directors at this annual meeting.

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.


1. ELECTION OF DIRECTORS
   NOMINEES:
   Nathan J. Rogers     FOR /  /    WITHHELD /  /

   Howard E. Foster     FOR /  /    WITHHELD /  /

IF THE INSTRUCTIONS DON'T PROVIDE OTHERWISE, SHARES OF PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THIS PROXY CARD.

FOR, except vote withheld from the following nominee(s):_______________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


-------------------------    --------------------------
Signature (title, if any)    Signature, if held jointly    Date:__________, 1999

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.